[CLEARY GOTTLIEB STEEN & HAMILTON LLP LETTERHEAD]

EXHIBIT 5.1

June 15, 2005

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Re:     Capital One Financial Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Capital One Financial Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (No. 333-124428), as amended (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of shares of the Company’s common stock, par value $0.01 per share (the “Securities”), and related preferred stock purchase rights (the “Rights”) to be issued pursuant to the Rights Agreement dated as of November 16, 1995, as amended by Amendment No. 1 to the Rights Agreement, dated as of April 29, 1999, and Amendment No. 2 to the Rights Agreement, dated as of October18, 2001, between the Company and the Rights Agent named therein (the “Rights Agreement”), that may be issued in connection with the merger of Hibernia Corporation, a Louisiana corporation (“Hibernia”), with and into the Company, as described in the Registration Statement.

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

Capital One Financial Corporation, p. 2

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the Securities conform to the form thereof that we have reviewed.

Based on the foregoing, it is our opinion that:

(1)	the Securities have been duly authorized and, when the Registration Statement has become effective under the Act and the Securities have been duly executed and issued in exchange for shares of common stock of Hibernia in accordance with the Agreement and Plan of Merger, dated as of March 6, 2005, between the Company and Hibernia (the “Merger Agreement”), the Securities will be validly issued, fully paid and non-assessable; and

(2)	assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, when the Registration Statement has become effective under the Act, the Securities have been duly executed and issued in exchange for shares of common stock of Hibernia in accordance with the Merger Agreement, and the Rights have been issued in conformity with the Rights Agreement, the Rights associated with the Securities will be validly issued.

The foregoing opinions are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware.

Capital One Financial Corporation, p. 3

This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ VICTOR I. LEWKOW
Victor I. Lewkow, a Partner